Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

      We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-114749 of Dick’s Sporting Goods, Inc. on Form S-3 of our reports dated March 10, 2004, appearing in the Annual Report on Form 10-K of Dick’s Sporting Goods, Inc. for the year ended January 31, 2004, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

May 10, 2004